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                                                                    EXHIBIT 32.0

                           SECTION 906 CERTIFICATIONS

     In connection with the Annual Report of Prudential Bancorp, Inc. of Pennsylvania (the "Company") on Form 10-K for the period ending September 30, 2006 as filed with the Securities and Exchange Commission (the "Report"), I, Thomas A. Vento, President and Chief Executive Officer, and Joseph R. Corrato, Executive Vice President, Chief Financial Officer and Chief Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: December 22, 2006                /s/ Thomas A. Vento
                                       -----------------------------------------
                                       Thomas A. Vento
                                       President and Chief Executive Officer


Date: December 22, 2006                /s/ Joseph R. Corrato
                                       -----------------------------------------
                                       Joseph R. Corrato
                                       Executive Vice President,
                                       Chief Financial Officer and
                                       Chief Accounting Officer

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 OF THE SARBANES-OXLEY ACT HAS BEEN PROVIDED TO PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA AND WILL BE RETAINED BY PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.